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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 23, 2004

                        SkillSoft Public Limited Company
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               (Exact Name of Registrant as Specified in Charter)

   Republic of Ireland              0-25674                        None
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  (State or Other Juris-          (Commission                 (IRS Employer
 diction of Incorporation         File Number)             Identification No.)

          107 Northeastern Boulevard
            Nashua, New Hampshire                          03062
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 (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (603) 324-3000


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 30, 2004, SkillSoft Public Limited Company (the "Company") announced its financial results for the quarter ended October 31, 2004. The full text of the press release issued in connection with the announcement is furnished as
Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On November 23, 2004, the Company committed to a plan of termination with respect to approximately 133 employees in its content development organization, 120 of whom are based at its facility in Dublin, Ireland and 13 of whom are based at one of its facilities in Nashua, New Hampshire. Based on its regular review of the Company's key business metrics and the cost structures associated with the performance of certain functions, management determined that it will be restructuring its content development organization in Dublin, Ireland and Nashua, New Hampshire to more efficiently manage costs and capitalize further on the flexibility inherent in its existing outsourcing model.

The primary factors leading to this proposed workforce reduction are the Company's ability to more cost effectively utilize its network of outsourcing suppliers to develop course content and the completion of certain research and development initiatives undertaken after the merger with SmartForce. The Company plans to increase its supplier outsourcing activities for the production of its information technology courseware, while continuing to maintain its project management and quality control structures in house. The Company believes that the reorganization will enable it to meet its existing content production targets, but at reduced cost and with greater flexibility, and will enable the Company to remain competitive in the marketplace.

The Company expects to incur charges in connection with this plan of termination related to payments to terminated employees in Dublin and the United States, facilities consolidation activities resulting from over capacity following the workforce reductions and the completion of the merger-related work, and the repayment of employment and facilities-related grants previously awarded to the Company by agencies in Ireland. The Company cannot at this time determine the exact amounts of the charges to be incurred, because of uncertainties (due largely to Irish laws regarding workforce reductions) concerning the identity of the employees to be terminated, ongoing negotiations with the landlord for the main Dublin facility concerning changes to the leasing arrangement, and issues related to the Company's obligation to repay all or a portion of the grants received from Irish agencies. However, the Company currently estimates that the total amount of the charges associated with this restructuring will not be more than $15 million. The Company cannot specifically identify when these charges are expected to be incurred, but a majority of these charges may be incurred in the fourth quarter, with the remaining amounts incurred over time depending on a number of factors, including the accounting treatment related to each of the charges.

The workforce reduction being undertaken as part of the plan of termination is expected to be completed by January 31, 2005.



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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

       (c)   Exhibits

             The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

                99.1   Press Release dated November 30, 2004

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     SkillSoft Public Limited Company

Date: November 30, 2004              By:  /s/ Charles E. Moran
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                                         Charles E. Moran
                                         President and Chief Executive Officer




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                                  EXHIBIT INDEX

Exhibit No.                             Description
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99.1                                    Press release dated November 30, 2004